Exhibit 99.2

                             PLAN OF REORGANIZATION

                                       AND

                               AGREEMENT OF MERGER

      PLAN OF REORGANIZATION AND AGREEMENT OF MERGER, dated as of September 19, 2005, among Cyber Acquisition Sub, Inc., an Oklahoma corporation ("Sub"); Techsphere Systems International, Inc., a Georgia corporation ( "TSI") (Sub and TSI being sometimes called the "Constituent Corporations"); Cyber Defense Systems, Inc., a Florida corporation ("Cyber"), sole shareholder of Sub; and the Persons listed on Exhibit 3.2(a) hereto, constituting all of the holders of the issued and outstanding capital stock of TSI (the "TSI Shareholders"), of which Mike Lawson, Frank Lively, Ed Pickett, Keith Vierela and John Youngbeck are hereinafter referred to as the "Active Shareholders." The foregoing are sometimes referred to herein collectively as the "Parties," and individually as a "Party."

                                    Recitals:

      WHEREAS, the Boards of Directors of Sub, TSI and Cyber desire to adopt a plan of reorganization for a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(1)(D) of the Internal Revenue Code of 1986, as amended; deem the merger of Sub into TSI on the terms herein set forth to be desirable and in the best interests of their respective shareholders; and have approved this Plan of Reorganization and Agreement of Merger ("Agreement"); and

      WHEREAS, the "TSI Shareholders", in order to induce Cyber to exercise its option to enter into this transaction, have executed a Unanimous Written Consent in Lieu of Shareholders' Meeting and Agreement Regarding the Merger of Cyber Acquisition Sub, Inc., with Cyber and TSI (the "Consent Agreement"); and

      WHEREAS, Cyber has agreed to exercise its option to merge Sub with and into TSI pursuant to the terms and conditions of this Agreement;

      NOW, THEREFORE, in accordance with the applicable provisions of the Georgia Business Corporation Code, the parties agree that Sub shall be merged into TSI, with TSI as the surviving corporation, and that the plan, terms and conditions of such merger shall be as follows:

                                    ARTICLE I

                         THE MERGER AND RELATED MATTERS

      1.1 The Merger. At the Effective Time, Sub shall be merged into TSI (the "Merger"), the separate existence of Sub shall cease, and TSI shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Georgia under the name of Techsphere Systems International, Inc.; and all the rights, privileges, powers and franchises, of a public and private nature, and all the property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to either of them on whatever account, including subscriptions to shares and all other things in action, or belonging to either of them, shall be taken and deemed to be transferred to, and shall be vested in, the Surviving Corporation without further act or deed; and all property, rights, privileges, powers and franchises and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but the Surviving Corporation shall thence forth be liable for all debts, liabilities, obligations, duties and penalties of each of the Constituent Corporations and all said debts, liabilities, obligations, duties and penalties shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, obligations, duties and penalties had been incurred or contracted by it. No liability or obligation due or to become due at the Effective Time, or any claim or demand for any cause then existing against either of the Constituent Corporations or any stockholder, officer or director thereof, shall be released or impaired by the Merger, and all rights of creditors and all liens upon property of either of the Constituent Corporations shall be preserved unimpaired.

      1.2 Effective Time. The merger shall become effective on the filing by the Georgia Secretary of State of a certificate of merger in the form and manner required by Section 14-2-1105 of the Georgia Business Corporation Code (the "Certificate of Merger"). The date of such filing shall be called the "Effective Time".

      1.3 Delivery for Filing. Unless this Agreement shall have been terminated prior thereto under the provisions of Article XII hereof, the Certificate of Merger shall be delivered to the Georgia Secretary of State for filing, such delivery to be no later than thirty-five days after the approval of this Agreement and the Merger herein contemplated by the stockholders of Cyber and TSI, or such other date agreed to in writing by TSI and Cyber.

      1.4 Certificate of Incorporation. The Certificate of Incorporation of TSI shall be amended as of the Effective Time to read as set forth in Exhibit 1.4.

      1.5 By-Laws. The By-Laws of TSI shall be amended as of the Effective Time to read as set forth in Exhibit 1.5.

      1.6 Officers and Directors. The officers and directors of TSI, as of the Effective Time, shall be as provided for in Article XI of this document.

      1.7 The Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Tinsley Bacon
Tinsley, LLC,3600 Mansell Road, Suite 300, Alpharetta, Georgia 30022 on September 19, 2005, or at such other place, time and date as TSI, Cyber and Sub shall agree (the "Closing Date").

      1.8 Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in Exhibit 1.8.

                                   ARTICLE II

                        CONVERSION AND EXCHANGE OF SHARES

      2.1 Conversion Ratio. The manner of converting or exchanging the shares of each of the Constituent Corporations shall be as follows: All shares of TSI capital stock issued and outstanding at the Effective Time (100,000 shares total) shall be by virtue of the Merger and at the Effective Time surrendered in exchange for (a) 23,076,923 shares of Cyber Class A Common Stock, par value $0.001 per share ("Cyber Class A Stock"), and (b) 245,455 shares of Cyber Class B Common Stock, par value $0.001 per share ("Cyber Class B Stock") which after the issuance of such shares at the Effective Time shall constitute 45% of the total issued and outstanding shares of Cyber Class B Stock. Each share of TSI common stock issued and outstanding at the Effective Time (except shares of TSI common stock issued and held in the treasury of TSI or beneficially owned by Cyber or Sub) shall by virtue of the Merger and at the Effective Time be owned by Cyber and thereafter TSI shall be a wholly-owned Subsidiary of Cyber. The shares of Cyber Class A Stock and Cyber Class B Stock to be issued hereunder are sometimes referred to herein as the "Cyber Stock."

      2.2 Shares Owned by TSI. Each share of TSI common stock issued and held in the treasury of TSI at the Effective Time shall be automatically cancelled and retired, and no shares of stock or other securities of Cyber shall be issuable with respect thereto.

      2.3 Fractional Shares. No fractional shares of Cyber Stock shall be issued pursuant to Section 2.1.

      2.4 Exchange of Shares. At and after the Effective Time, each holder of TSI common stock, upon presentation and surrender of a certificate or certificates therefor to Sub, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Cyber Stock to which he is entitled as provided in Section 2.1. Exhibit 2.4 lists for each TSI Shareholder the number of shares of Cyber Class A Stock and Cyber Class B Stock to be issued to the shareholder upon the surrender of TSI common stock. Until so presented and surrendered in exchange for a certificate representing Cyber Stock, each certificate which represented issued and outstanding shares of TSI common stock at the Effective Time shall be deemed for all purposes to evidence ownership of the number of shares of Cyber Stock into which such shares of TSI common stock have been converted pursuant to the Merger. Until surrender of such certificates in exchange for certificates representing Cyber Stock, the holder thereof shall not be entitled to vote at any meeting of Cyber stockholders or to receive any dividend or other distribution payable to holders of shares of Cyber Stock; provided, however, that upon surrender of such certificates representing TSI common stock in exchange for certificates representing Cyber Stock, there shall be paid to the record holder of the certificate representing Cyber Stock issued upon such surrender the amount of dividends or other distributions (without interest) which theretofore became payable with respect to the number of shares of Cyber Stock represented by the certificate issued upon such surrender.

                                   ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF TSI AND THE ACTIVE SHAREHOLDERS

            TSI and the Active Shareholders jointly and severally represent and warrant to Cyber and Sub that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article
III), except as set forth in a disclosure schedule delivered by Cyber and the Active Shareholders to Cyber on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article III.

      3.1 Corporate Organization and Good Standing. TSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

      3.2 Capitalization; Equity Owners. TSI's authorized capital stock consists of 100,000 shares of TSI Common Stock, no par value, of which 100,000 shares are issued and outstanding, fully paid and nonassessable. All of the TSI Shareholders, and the respective share ownership of each shareholder, are listed on Exhibit 3.2(a). There are no options, warrants or rights outstanding to purchase shares of TSI Common Stock from TSI.

      3.3 Subsidiaries.

            (a) TSI has one operating Subsidiary, TSI Holding Company, LLC, a Georgia limited liability company ("Techsphere LLC"). TSI owns 100% of the interest in profits and capital of Techsphere LLC. As of the Effective Time, TSI will have not conducted any operations other than by and through Techsphere LLC.

            (b) TSI has three (3) remaining corporations that it has caused to be formed: 21st Century Airships USA, Inc., a Georgia corporation; Techsphere Government Applications Inc., a Georgia corporation; and Telesphere Communications Inc., a Georgia corporation. No capital stock has yet been issued by these corporations, and there are no options, warrants or rights outstanding to purchase shares of capital stock of any such Subsidiary. None of the foregoing Subsidiaries of TSI have ever (i) owned any assets, (ii) had or incurred any liabilities (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, including any liability for Taxes), (iii) conducted any operations, or (iv) filed any Tax Returns. In the event any of these corporations are activated in the future, they will be assigned either to TSI or Cyber.

      3.4 Financial Statements. TSI's unaudited balance sheet as of August 31, 2005, and December 31, 2004 and 2003, and the related statements of income and retained earnings for the years then ended, copies of which are included in ss.
3.4 of the Disclosure Schedule, fairly present the financial condition of TSI as of said dates and the results of its operations for the periods then ended, in conformity with GAAP for the periods covered (excluding footnotes).

      3.5 Absence of Undisclosed Liabilities. TSI does not have any liabilities (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, including any liability for Taxes), except for (i) liabilities set forth on the face of TSI's balance sheet as of August 31, 2005 ("Most Recent TSI Balance Sheet"), or (ii) liabilities that have arisen after that date in the Ordinary Course of Business.

      3.6 Absence of Certain Changes. Since the date of the Most Recent TSI Balance Sheet, there has not been any Material Adverse Change.

      3.7 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which TSI or any of its Subsidiaries is subject or any provision of the charter or bylaws of TSI or any of its Subsidiaries, or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which TSI or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect. Neither TSI nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

      3.8 Legal Compliance. Each of TSI and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect.

      3.9 Tax Matters.

            (a) Each of TSI and its Subsidiaries has filed all federal Income Tax Returns and all other material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes due and owing by TSI or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid or no Taxes were due. Neither TSI nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of TSI or any of its Subsidiaries.

            (b) There is no material dispute or claim concerning any Tax liability of TSI or any of its Subsidiaries either (i) claimed or raised by any authority in writing or (B) as to which any of the Active Shareholders has Knowledge based upon personal contact with any agent of such authority.

            (c) Section 3.9 of the Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to TSI or any of its Subsidiaries for taxable periods ended on or after December 31, 2001. A copy of each such Tax Return has been furnished to Cyber. Neither TSI nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (d) Neither TSI nor any of its Subsidiaries now has, nor will it have, any liability for unpaid Taxes for any taxable period ending on or prior to the Closing Date.

      3.10 Real Property.

            (a) Neither TSI nor any of its Subsidiaries now owns, nor has it ever owned, any real property.

            (b) Section 3.10(b) of the Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). TSI has delivered to Cyber a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease. With respect to each of the
Leases:

                  (i) such Lease is legal,  valid,  binding,  enforceable and in full force and effect;

                  (ii) the  transactions  contemplated  by this Agreement do not require the consent of any other party to such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                  (iii) possession and quiet enjoyment of the Leased Real Property under such Lease has been disturbed and, to the Knowledge of any of the Active Shareholders, there are no disputes with respect to such Lease; and

                  (iv) to the Knowledge of any of the Active Shareholders, neither TSI, nor any of its Subsidiaries nor any other party to the Lease is in breach of or default under such Lease, and, to the Knowledge of any of the Active Shareholders, no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;

      3.11 Intellectual Property.

            (a) Neither TSI nor any of its Subsidiaries has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and neither TSI, any of its Subsidiaries or any of the Active Shareholders has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that TSI or any of its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Active Shareholders, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of TSI or any of its Subsidiaries in any material respect.

            (b) Section 3.11(b) of the Disclosure Schedule identifies each patent or registration which has been issued to TSI or any of its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that TSI or any of its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each material license, sublicense, agreement, or other permission that TSI or any of its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). TSI has delivered to Cyber correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date). Section 3.11(b) of the Disclosure Schedule also identifies each material trade name or unregistered trademark, service mark, corporate name, Internet domain name, copyright and material computer software item used by TSI or any of its Subsidiaries in connection with its business. With respect to each item of Intellectual Property required to be identified in Section 3.11(b) of the Disclosure Schedule:

                  (i) TSI and its  Subsidiaries  possess all right,  title,  and interest in and to the item, free and clear of any Lien, license, or other restriction;

                  (ii) the item is not  subject to any  outstanding  injunction, judgment, order, decree, ruling, or charge;

                  (iii) no action,  suit,  proceeding,  hearing,  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Active Shareholders, is threatened that challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (iv) neither TSI nor any of its  Subsidiaries  has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

            (c) Section 3.11(c) of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that TSI or any of its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. TSI has delivered to Cyber correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
Section 3.11(c) of the Disclosure Schedule:

                  (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                  (ii) no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                  (iii) no  party  to the  license,  sublicense,  agreement,  or permission has repudiated any material provision thereof;

                  (iv) neither TSI nor any of its  Subsidiaries  has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

                  (v) no loss or expiration of the item is threatened,  pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by TSI or any of its Subsidiaries, including without limitation, a failure by TSI or any of its Subsidiaries to pay any required maintenance fees).

      3.12 Tangible Assets. The buildings, machinery, equipment, and other tangible assets that TSI and its Subsidiaries own or lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

      3.13 Inventory. The inventory of TSI and its Subsidiaries consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective.

      3.14 Contracts. Section 3.14 of the Disclosure Schedule lists the following contracts and other agreements to which TSI or any of its Subsidiaries is a party:

            (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person;

            (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend past the Closing Date or involve any cash consideration;

            (c) any agreement concerning a partnership or joint venture;

            (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, under which it has imposed a Lien on any of its assets, tangible or intangible;

            (e)   any   material   agreement   concerning   confidentiality   or
non-competition;

            (f) any material agreement with any of the TSI Shareholders and their Affiliates (other than TSI and its Subsidiaries);

            (g)  any  profit  sharing,  stock  option,  stock  purchase,   stock
appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, managers, or employees;

            (h) any collective bargaining agreement;

            (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing any compensation or providing material severance benefits;

            (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, managers or employees outside the Ordinary Course of Business;

            (k) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

            (l)  any  agreement  under  which  it has  granted  any  Person  any
registration  rights  (including,   without  limitation,  demand  and  piggyback
registration rights);

            (m)  any  settlement,   conciliation  or  similar   agreement,   the
performance of which will involve payment after the Closing Date of any consideration;

            (n) any agreement under which TSI or any of its Subsidiaries has advanced or loaned any other Person any amount; or

            (o) any other agreement (or group of related agreements) the performance of which involves any cash consideration or the performance of services.

TSI has delivered to Cyber a correct and complete copy of each written agreement listed in Section 3.14 of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 3.14 of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

      3.15 Notes and Accounts Receivable. All notes and accounts receivable of TSI and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts.

      3.16 Powers of Attorney. There are no material outstanding powers of attorney executed on behalf of TSI or any of its Subsidiaries.

      3.17 Insurance. Section 3.17 of the Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which TSI or any of its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

            (a) the name, address, and telephone number of the agent;

            (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

            (c) the policy number and the period of coverage;

            (d) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

            (e) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither TSI, nor any of its Subsidiaries, nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof. Section 3.17 of the Disclosure Schedule describes any material self-insurance arrangements affecting TSI or any of its Subsidiaries.

      3.18 Litigation. Neither TSI nor any of its Subsidiaries (i) has been or currently is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) has been or currently is a party or, to the Knowledge of any of the Active Shareholders, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

      3.19 Product Warranty. Substantially all of the products manufactured, sold, leased, and delivered by TSI and its Subsidiaries have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and neither TSI nor any of its Subsidiaries has any material liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) for replacement or repair thereof or other damages in connection therewith.

      3.20 Product Liability. Neither TSI nor any of its Subsidiaries has any material liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by TSI and its Subsidiaries.

      3.21 Employees. To the Knowledge of any of the Active Shareholders, no executive, key employee, or significant group of employees of TSI or any of its Subsidiaries plans to terminate employment with TSI or any of its Subsidiaries during the next 12 months. Neither TSI nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has TSI or any of its Subsidiaries experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute. Neither TSI nor any of its Subsidiaries has committed any material unfair labor practice. To the Knowledge of any of the Active Shareholders, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of TSI or any of its Subsidiaries. With respect to this transaction, any notice required under any law or agreement has been given, and all obligations with any employee representative have been, or prior to the Closing Date will be, satisfied. Neither TSI nor any of its Subsidiaries has implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state, or local law, regulation, or ordinance (collectively, the "WARN Act"), and no such action will be implemented without advance notification to Cyber.

      3.22 Employee Benefits.

            (a) Section 3.22 of the Disclosure Schedule lists each Employee Benefit Plan that TSI or any of its Subsidiaries maintains or to which TSI or any of its Subsidiaries contributes or has any obligation to contribute.

                  (i) Each such Employee  Benefit Plan (and each related  trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (ii) All required  reports and  descriptions  (including  Form
            5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan and each Employee Benefit Plan maintained by an ERISA Affiliate that is an Employee Welfare Benefit Plan subject to COBRA.

                  (iii) All contributions  (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of TSI and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                  (iv) Each such Employee  Benefit Plan that is intended to meet the requirements of a "qualified plan" under Code ss.401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and none of the Active Shareholders are aware of any facts or circumstances that could adversely affect the qualified status of any such Employee Benefit Plan.

                  (v) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan or any Employee Benefit Plan maintained by an ERISA Affiliate. No Fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Active Shareholders, threatened.

                  (vi) TSI has delivered to Cyber correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

            (b) Neither TSI, nor any of its Subsidiaries, nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any material liability under or with respect to any Employee Pension Benefit Plan that is a "defined benefit plan" (as defined in ERISA ss.3(35)).]

            (c) Neither TSI, nor any of its Subsidiaries, nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any material liability (including withdrawal liability as defined in ERISA ss.4201) under or with respect to any Multiemployer Plan.

            (d) Neither TSI nor any of its Subsidiaries maintains, contributes to or has an obligation to contribute to, or has any material liability or potential liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated employees (or any spouse or other dependent thereof) of TSI or any of its Subsidiaries other than in accordance with COBRA.

      3.23 Guaranties. Neither TSI nor any of its Subsidiaries is a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

      3.24 Environmental, Health, and Safety Matters.

            (a) Each of TSI, its Subsidiaries, and their respective predecessors and Affiliates has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

            (b) Without limiting the generality of the foregoing, each of TSI, its Subsidiaries, and their respective predecessors and Affiliates has obtained, has complied, and is in compliance with, in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; and a list of all such material permits, licenses and other authorizations is set forth on Section 3.24 of the Disclosure Schedule.

            (c) Neither TSI, nor any of its  Subsidiaries,  nor their respective predecessors and Affiliates has received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to it or its facilities arising under Environmental, Health, and Safety Requirements.

            (d) Except as set forth on Section 4.26 of the Disclosure Schedule, none of the following exists at any property or facility owned, leased or operated by TSI or any of its Subsidiaries: (1) underground storage tanks, (2) asbestos-containing material in any friable and damaged form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

            (e) Neither TSI, nor any of its Subsidiaries, nor their respective predecessors and Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) so as to give rise to any current or future material liabilities, including any material liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys' fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

            (f) Neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

            (g) Neither TSI, nor any of its Subsidiaries, nor their respective predecessors and Affiliates has designed, manufactured, sold, marketed, installed, or distributed products or other items containing asbestos and is not now nor will it become subject to any Asbestos Liabilities.

            (h) TSI has furnished to Cyber all environmental audits, reports and other material environmental documents relating to past or current properties, facilities, or operations of TSI, any of its Subsidiaries, or their respective predecessors and Affiliates that are in the possession or under the reasonable control of TSI and its Subsidiaries.

      3.25 Business Continuity. None of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by TSI and/or its Subsidiaries in the conduct of their business (collectively, the "Systems") have experienced bugs, failures, breakdowns, or continued substandard performance in the past twelve (12) months that has caused any substantial disruption or interruption in or to the use of any such Systems by TSI or any of its Subsidiaries.

      3.26 Certain Business Relationships With TSI and its Subsidiaries. None of the TSI Shareholders and no director, officer, manager or employee of TSI or any of its Subsidiaries (i) has been involved in any material business arrangement or relationship with TSI or any of its Subsidiaries within the past 12 months, or (ii) owns any material asset, tangible or intangible, that is used in the business of TSI or any of its Subsidiaries.

      3.27  Disclosure.  The  representations  and warranties  contained in this
Article III do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

      3.28 Authorization. Execution, delivery and performance of this Agreement has been duly authorized and approved by TSI's Board of Directors and all of the TSI Shareholders.

      3.29 Investment Intent; Restrictive Legend. The TSI Shareholders have been advised by Cyber that the shares of Cyber Stock to be issued pursuant to the Merger have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and therefore cannot be sold unless the shares are registered under the Securities Act and the securities laws of all applicable state, or unless an exemption from registration is available. Each TSI Shareholder represents and warrants that (i) the shares of Cyber Stock are being acquired solely for the account of the TSI Shareholder, for investment and not with a view to or for distribution, assignment, or resale and are not being purchased for subdivision or fractionalization thereof, and (ii) the TSI Shareholder has no contract, undertaking, agreement, or arrangement with any Person to sell, transfer, or pledge to such Person, or to anyone else, the shares of Cyber Stock that the TSI Shareholder will receive pursuant to the Merger, or any part thereof, and the TSI Shareholder has no present plan to enter into any such contract, undertaking, agreement, or arrangement. Each TSI Shareholder understands that the following restrictive Legend will be placed on the reverse of the certificates representing the shares of Cyber Stock issued hereunder:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES MUST BE ACQUIRED FOR INVESTMENT PURPOSES ONLY, AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE ACT AND UNDER THE SECURITIES LAWS OF ALL APPLICABLE STATES, OR AN OPINION OF COUNSEL SATISFACTORY TO CYBER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND SUCH STATE LAWS.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE TRANSFEROR AND CYBER DATED AS OF SEPTEMBER 19, 2005, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE IN THE OFFICE OF CYBER.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CYBER

      Cyber represents and warrants to TSI as follows:

      4.0 Status as a Public Company and Availability of Information. Cyber is a corporation publicly traded on the OTC Bulletin Board under the ticker "CYDF." Cyber incorporates herein by reference all of the information set forth in its Registration Statement under cover of form SB-2, ordered effective by the Securities and Exchange Commission ("SEC") on or about August 4, 2005 (the "Registration Statement"), its Form 424(b)(2) Prospectus dated August 4, 2005 (the "Prospectus"), and its quarterly report on Form 10-Q for the quarter ended June 30, 2005. These and other materials are on file with the SEC and can be accessed through the investor relations section of Cyber's website at or the SEC website, , or can be copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Information relating the Reference Room can by obtained by calling the SEC at 1-800-SEC-0330.

      4.1 Corporate Organization, Good Standing and Capitalization. Cyber is a corporation duly organized, existing and in good standing under the laws of the State of Florida, with the corporate power to own its properties and to carry on its business as now being conducted. Complete and correct copies of Cyber's Certificate of Incorporation and Bylaws are included as exhibits to the Registration Statement. Information regarding Cyber's capitalization is set forth in the Prospectus.

      4.2 Corporate Authority. This Agreement has been approved by the Board of Directors of Cyber. Neither the execution and delivery of this Agreement, nor performance hereunder, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Cyber or any agreement or instrument to which Cyber is a party or by which it is bound.

      4.3 Financial Statements of Cyber. Cyber's consolidated financial statements are set forth in the Prospectus. Such financial statements present, and will present, fairly the financial position of Cyber and its consolidated subsidiaries on the dates indicated, and the result of their operations for the periods then ended, in conformity with GAAP, except as noted therein.

      4.4 Shares to be Issued. The shares of Cyber Stock to be issued and delivered pursuant to this Agreement will be duly and validly issued, fully paid and nonassessable.

      4.5 No Material Adverse Change. Since the effective date of the prospectus (August 4, 2005) there has not been any change in the business, assets, operations or financial condition of Cyber or its consolidated subsidiaries that materially and adversely affects the business of Cyber and its consolidated subsidiaries as a whole.

      4.6 Information Provided by Cyber. The information provided and to be provided by Cyber to TSI and the TSI Shareholders in connection with the Merger, does not and will not contain any statement which is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statement not false or misleading.

      4.7 Investment Intent. The TSI common stock to be acquired by Cyber as a result of the Merger is being acquired for its own account, for investment and not with a view to the distribution thereof, and Cyber will neither sell nor transfer any of such shares in violation of any applicable law, rule or regulation, federal or state.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF SUB

      Sub represents and warrants to TSI as follows:

      5.1 Corporate Organization, Good Standing and Capitalization. Sub is a corporation duly organized, existing and in good standing under the laws of the State of Oklahoma, with authorized capital stock of 1,000 shares of common stock, $0.01 par value, all of which are issued, outstanding and owned on the date hereof by Cyber.

      5.2 Corporate Authority. This Agreement has been approved by the Board of Directors of Sub. Neither the execution and delivery of this Agreement, nor performance hereunder, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Sub or any agreement or instrument to which Sub is a party or by which it is bound.

      5.3   Liabilities.   Sub  has  no  liabilities   except   liabilities  for
organizational expenses and expenses in connection with the Merger contemplated by this Agreement.

                                   ARTICLE VI

                    CONDUCT OF TSI PENDING THE EFFECTIVE TIME

      TSI agrees that between the date of this Agreement and the Effective Time:

      6.1 Certificate of Incorporation and Bylaws. No change will be made in TSI's Certificate of Incorporation or bylaws.

      6.2 Capitalization, etc. TSI will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its capital stock.

      6.3 No Change in Consent TSI Shareholders. By signing below, each TSI Shareholder will ratify the Consent Agreement signed by the TSI Shareholders to induce Cyber to exercise its option. Pending the Effective Time, no TSI Shareholder will take any action to change the Consent Agreement.

      6.4 Conduct of Business. TSI will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the written consent of Cyber, enter into any material commitment except in the ordinary course of business or increase, directly or indirectly, the compensation of any officer or employee.

                                   ARTICLE VII

                           COVENANTS OF CYBER AND SUB
                           PENDING THE EFFECTIVE TIME

      Cyber and Sub agree that between the date hereof and the Effective Time:

      7.1 Meeting of Sub Shareholders. Cyber will vote by unanimous written consent in lieu of a shareholder's meeting all the outstanding shares of common stock of Sub in favor of the Merger of TSI into Sub.

      7.2 Information. Cyber will furnish TSI with all information reasonably required concerning Cyber and Sub for inclusion in TSI's proxy soliciting material or any application made by TSI to the Securities and Exchange Commission, to the Internal Revenue Service, or to any other governmental or regulatory agency in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                           COVENANTS OF CYBER AND TSI
                           PENDING THE EFFECTIVE TIME

      8.1 Announcement. Prior to the Effective Time, neither TSI nor Cyber, without the prior approval of the other, will make any announcement or other statement to the public, and each will promptly forward to the other a copy of any general announcement or statement to its employees, customers or suppliers concerning the transactions covered by this Agreement.

      8.2 Access to Information. During the period commencing on the date hereof and ending on the Closing Date, each party shall, upon reasonable notice, afford to the other party and its respective counsel, accountants and other authorized representatives, full access during normal business hours to the properties, books and records of the other party in order that they may have the opportunity to make such reasonable investigations as they shall desire of the affairs of such other party, and such other party shall cause its officers and employees to furnish such additional financial and operating data and other information as the requesting party shall from time to time reasonably request.

      8.3 Confidentiality. No information disclosed heretofore or hereafter by either party to the other shall be used by such other party otherwise than as contemplated herein, and all such information shall be kept confidential by the other and disclosed only on a "need to know" basis to the other's officers, directors, shareholders, employees, counsel and accountants, and shall not be disclosed except to the extent that: it was known when received; it is or hereafter becomes lawfully obtainable from other sources; it is necessary to disclose the information to regulatory authorities or as may otherwise be required by law; or such duty as to confidentiality is waived by the party entitled to claim the benefits of this Section 8.3.

                                   ARTICLE IX

                   CONDITIONS TO OBLIGATIONS OF CYBER AND SUB

      The obligations of Cyber and Sub to effect the Merger hereunder are, at the option of Cyber or Sub, subject to the following conditions:

      9.1 Representations and Warranties True. The representations and warranties of TSI and the Active Shareholders contained herein shall be true at and as of the Effective Time with the same effect as though made at and as of such date; TSI shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time; and TSI and the Active Shareholders shall have delivered to Cyber and Sub a certificate, dated the Effective Time of the Merger and signed by TSI's President and its Treasurer, to both such effects.

      9.2 Absence of Litigation. There shall be no actual or threatened litigation to restrain or invalidate the Merger or any other transaction contemplated in this Agreement, the defense of which would, in the judgment of the Board of Directors of Cyber, made in good faith and based upon the advice of counsel, involve expense or lapse of time that would be materially adverse to the interests of Cyber.

      9.3 Requisite Approvals. The requisite approvals of this Agreement and the transactions contemplated herein shall have been given by the Boards of Directors and stockholders of Cyber, Sub and TSI and the consent of any other party to the transfer to Sub of all the rights of TSI in, to and under any contract, agreement, lease or other instrument and any property or asset, tangible or intangible, pursuant to the Merger contemplated by this Agreement, shall have been obtained.

      9.4 Governmental Permits, etc. All governmental authorizations and permits necessary for the consummation of the Merger shall have been secured.

      9.5 Opinion of TSI's Counsel. Cyber shall have received a favorable opinion, dated the Closing Date, of counsel for TSI, in form and substance satisfactory to Cyber and its counsel, to the effect that:

                  (1) TSI is a corporation duly  incorporated,  validly existing and in good standing under the laws of Georgia, is qualified to transact business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification, and has full corporate power to own its properties and conduct its business as now being conducted;

                  (2) the par value and number of shares of authorized  stock of
            TSI which are issued and outstanding are as set forth in Section 3.2 of this Agreement, and all of said outstanding shares are duly authorized, validly issued, fully paid and non-assessable;

                  (3) the record owners of all the issued and outstanding shares of capital stock of TSI, and the respective share ownership of each such shareholder, are listed on Exhibit 3.2(a);

                  (4) Techsphere LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Georgia, is qualified to transact business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification, and has full power to own its properties and conduct its business as now being conducted;

                  (5) all corporate  acts required to be taken by or on the part of TSI to approve and adopt this Agreement and to authorize the Merger have been duly and validly taken;

                  (6) this Agreement has been duly executed and delivered by TSI and the TSI Shareholders, and is the legal, valid and binding obligation of TSI and the TSI Shareholders, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and except that equitable remedies may not be available in connection with the enforcement thereof;

                  (7) said  counsel has no  knowledge,  without any  independent verification or investigation, that any suit, proceeding or investigation is pending or threatened against TSI, Techsphere LLC or any TSI Shareholder which might result in any material adverse change in the financial condition or business of TSI or Techsphere LLC, or which questions the validity of this Agreement or any action taken or to be taken pursuant to or in connection with this Agreement; and

                  (8) the execution and  performance  of this Agreement will not result in a breach of or constitute a default under any provision of the Certificate of Incorporation or the bylaws of TSI, or, to the knowledge of said counsel, without any independent verification or investigation, under any agreement, decree, order or rule of any court of other governmental authority which is binding on TSI, Techsphere LLC or any TSI Shareholder.

                                    ARTICLE X

                        CONDITIONS TO OBLIGATIONS OF TSI

      The obligations of TSI to effect the Merger hereunder are, at the option of TSI, subject to the conditions that:

      10.1 Representations and Warranties True. The representations and warranties of Cyber and Sub contained herein shall be true at and as of the Effective Time with the same effect as though made at and as of such date; Cyber and Sub shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time; and the Cyber and Sub shall have delivered to Company a certificate, dated the Effective Time of the Merger and signed by the President and Treasurer of each of Cyber and Sub, to both such effects.

      10.2 Absence of Litigation. There shall be no actual or threatened litigation to restrain or invalidate the Merger or any other transaction contemplated in this Agreement, the defense of which would, in the judgment of the Board of Directors of TSI or its shareholders, made in good faith and based upon the advice of counsel, involve expense or lapse of time that would be materially adverse to the interests of TSI or its shareholders.

      10.3 Requisite Approvals. The requisite approvals of this Agreement and the transactions contemplated herein shall have been given by the Boards of Directors and stockholders of Cyber, Sub and TSI and the consent of any other party to the transfer to Sub of all the rights of TSI in, to and under any contract, agreement, lease or other instrument and any property or asset, tangible or intangible, pursuant to the Merger contemplated by this Agreement, shall have been obtained.

      10.4 Governmental Permits, etc. All governmental authorizations and permits necessary for the consummation of the Merger shall have been secured.

      10.5 Opinion of the Cyber's Counsel. TSI shall have received a favorable opinion, dated the Effective Time, of counsel to Cyber, in form and substance satisfactory to TSI and its counsel, to the effect that:

                  (1) Cyber is a corporation duly organized and legally existing in good standing under the laws of the State of Florida;

                  (2) all corporate  acts required to be taken by or on the part of Cyber and Sub to approve and adopt this Agreement and to authorize the Merger have been duly and validly taken;

                  (3) this  Agreement  has been duly  executed and  delivered by
            Cyber and by Sub and is the legal, valid and binding agreement of Cyber and of Sub enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and except that equitable remedies may not be available in connection with the enforcement thereof; and

                  (4) The  shares  of  Cyber  Stock  that are to be  issued  and delivered to the TSI Shareholders upon the consummation of the Merger are validly authorized and, when so issued, will be validly issued, fully paid, and nonassessable.

                                   ARTICLE XI

                             POST CLOSING COVENANTS

      11.1 TSI Board. Commencing the Effective Time of the Merger, and subject to the remaining provisions of this Section 11.1, during the three (3) twelve
(12) month periods beginning April 1, 2006, the Active Shareholders shall have the right to designate a majority of the seven (7) person TSI Board of Directors (the "TSI Board") and the Existing Cyber Controlling Shareholders shall have the right to designate the remaining members of the TSI Board. At the annual election of the TSI Board, Cyber shall vote its shares in favor of the individuals designated by each of the Existing Cyber Controlling Shareholders and the Active Shareholders in accordance with the foregoing.

            (a) In the event TSI fails to earn a positive Adjusted Net Income (as hereafter defined) for any twelve (12) month period (i.e., April 1 to March
31) during the three-year (or extended) term beginning April 1, 2006, at the next annual election of the TSI Board the post-Merger Cyber Board of Directors shall nominate all the members to the TSI Board. As used herein "Adjusted Net Income" shall mean the sum of the net income (or net loss) of TSI for the twelve
(12) month period, but shall not include the following amounts paid by TSI during the twelve (12) month period: (i) all license fees paid by TSI or on behalf of TSI as described herein to 21st Century Airships, Inc. ("C21"), pursuant to the License Agreement dated January 16, 2004 (the "C21 License Agreement"), and (ii) all amounts paid by or on behalf of TSI to the holders of the outstanding Hadden/McClure/Fontaine Notes, including principal and interest.

            (b) As soon as is reasonably practicable after the Effective Time, Cyber shall present a marketing and sales business plan with a budget for both companies for approval by the boards of TSI and Cyber. Cyber will actively work with the TSI Board of Directors or its designee on the sales and marketing of TSI Airships.

            (c) Except as otherwise provided in Section 11.1(b), the post-Merger Cyber Board shall have the right to approve TSI's budget and business plan immediately following the Merger and at least annually thereafter, and the TSI Board shall have the right to operate the Airship business (including leasing) and make all business decisions within such approved budget and business plan without need of prior approval by Cyber.

            (d) The post-Merger Cyber Board shall have the right to approve all compensation for the management of TSI, and all contracts between TSI and any Affiliate of TSI's management or any TSI Shareholder.

            (e) The existing employment agreements between Techsphere LLC and each Active Shareholder are hereby cancelled and replaced with new agreements between TSI and the Active Shareholders, previously circulated among the Active Shareholders.

      11.2 Cyber Board. Commencing the Effective Time of the Merger, the nomination procedure for the individuals who shall stand for election to the Cyber Board of Directors (the "Cyber Board") shall be as follows: The Active Shareholders will have the right to nominate three (3) nominees; the Existing Cyber Controlling Shareholders will have the right to nominate three (3) nominees; each group of three will have the right to nominate one (1) outside nominee; and those two (2) outside nominees will nominate a third outside nominee for a total of nine (9) nominees to stand for election to Cyber's Board. At the annual election of the Cyber Board, the Existing Cyber Controlling Shareholders and the Active Shareholders shall vote their respective shares in favor of the nominees chosen in accordance with the above procedures.

      11.3 Other Post-Merger Covenants.

            (a) If TSI secures a contract with Sierra Nevada Corporation ("SNC") to build at least six (6) Airships during the twelve (12) month period following the Merger, upon request of the TSI Board, Cyber will use its best efforts to fund (or in the alternative back the funding of) the expansion of the existing facility or leasing (or purchase) of another facility in Columbus or elsewhere in Georgia to enable TSI to meet its contractual obligations.

            (b) If TSI obtains viable commercial contracts, Cyber will use its best efforts to fund (or in the alternative back the funding of) expansion of TSI's facilities to meet the demands of expected increased production.

            (c) Cyber will use its best efforts to fund (or in the alternative back the funding of) the four (4) Marketing Airships as described the April 24 Agreement over a two (2) year period as previously agreed, notwithstanding that the April 24 Agreement may no longer be in effect.

            (d) Cyber agrees to register and diligently prosecute the right of the Active Shareholders to sell all of the Active Shareholders' Cyber Class A Stock in accordance with the terms and conditions set forth in Exhibit 11.3(d).

            (e) Each Active Shareholder desiring to sell shares of Cyber Stock agrees to comply with Rule 144 promulgated by the SEC under the Securities Act, as well as all other rules governing the sale of publicly traded stock, and further agrees that the right to sell is subject to any currently existing agreement with Cyber's investors regarding the sale of his stock, a description of which is attached as Exhibit 11.3(e). This right to sell shall also be subject to any restrictions that may be imposed by any Persons who may become future investors in Cyber, as long as the following conditions are met: (i) the proceeds received from the investors are used for the purpose of funding all or any part of the funds Cyber furnished or will furnish pursuant to the First Agreement or the provisions of this Section 11.3, (ii) the investors are not Affiliates of the Existing Cyber Controlling Shareholders, and (iii) the restrictions imposed by the investors will apply to the Existing Cyber
Controlling Shareholders to the same extent they will apply to the Active Shareholders.

            (f) If either Cyber or TSI or TSI is found, by final order of a court of competent jurisdiction, arbitration panel or a final determination by the OIG/SEC, to have committed any pre-merger fraud in its transactions with the government or securities fraud within the applicable statute of limitations, the aggrieved party shall have a right of rescission.

            (g) If another Person wants to acquire a majority interest in Cyber, then tag-a-long rights shall be given to all Active Shareholders to participate pro rata. In addition, if another Person wants to acquire all of the issued and outstanding shares of Cyber Class A Stock, the holders of a majority of such stock shall have drag-along rights to compel the minority holders of such stock to sell their shares at the same price and terms as the majority.

            (h) "Best efforts," as used in this Agreement with respect to specified goals, shall mean Cyber's agreement to pursue the goals in good faith and in a manner consistent with Cyber's past practices without resort to extraordinary measures.

                                   ARTICLE XII

                                   TERMINATION

      12.1 Circumstances of Termination. This Agreement may be terminated (notwithstanding approval by the shareholders of any party hereto);

                  (1) By  the  mutual  consent  in  writing  of  the  Boards  of
            Directors of TSI and Cyber.

                  (2) By the Board of Directors of TSI if any condition provided in Article X hereof has not been satisfied or waived on or before the Effective Time.

                  (3) By the  Board  of  Directors  of  Cyber  if any  condition provided in Article IX hereof has not been satisfied or waived on or before the Effective Time.

                  (4) By the Board of  Directors  of either  TSI or Cyber if the
            Effective Time has not occurred by December 31, 2005.

      12.2 Effect of Termination. In the event of a termination of this Agreement pursuant to Section 12.1 hereof, each Party shall pay the costs and expenses incurred by it in connection with this Agreement, and no Party (or any of its officers, directors and shareholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

      13.1 Further Assurances. From time to time as and when requested by TSI or its successors or assigns, the officers and directors of Sub last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such other actions as shall be necessary to vest or perfect in or to confirm of record or otherwise TSI's title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Sub, and otherwise to carry out the purposes of this Agreement.

      13.2 Survival of Representations and Warranties. All representations and warranties contained in this Agreement (and in any certificate or other instrument delivered by or on behalf of any party pursuant hereto or in connection with the transactions contemplated hereby) are true in all material respects on and as of the date so made, will be true in all material respects on and as of the Closing Date and will survive such Closing Date regardless of any investigation made by or on behalf of any party.

      13.3 Notices. Any notice to any party under this Agreement shall be in writing, shall be effective on the earlier of (i) the date when received by such party, or (ii) the date which is three days after mailing (postage prepaid) by certified or registered mail, return receipt requested, to the address of such party set forth herein, or to such other address as shall have previously been specified in writing by such party to all parties hereto:

If to Cyber or Sub:

         Cyber Defense Systems, Inc.
         10901 Roosevelt Blvd.
         Suite 100D
         St. Petersburg, Florida 33716
         Attn:  William C. Robinson, CEO

With a copy to:

         H. Wayne Cooper, Esq.
         Doerner,  Saunders, Daniel & Anderson, LLP
         320 S. Boston Ave., Suite 500
         Tulsa, Oklahoma 74103-3725

If to TSI, Active Shareholders or other TSI Shareholders:

         Techsphere Systems International, L.L.C.
         750 Hammond Drive, Building 10, Suite 100
         Atlanta, Georgia 30328
         Attn:  Mike Lawson, President

With a copy to:

         William C. Tinsley, II, Esq.
         Tinsley Bacon Tinsley, LLC
         3600 Mansell Road, Suite 300
         Alpharetta, Georgia 30022

      13.4 Severability. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

      13.5 Attorney Fees. In the event suit is brought (or arbitration instituted) or an attorney is retained by any party to this Agreement to enforce the terms of this Agreement or to collect any money due hereunder, or to collect money damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorney fees, court costs, costs of investigation and other related expenses incurred in connection therewith.

      13.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors in interest and assigns, but in no event shall any party be relieved of its obligations hereunder without the express written consent of each other party.

      13.7 Counterparts. This Agreement may be executed in any number of counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

      13.8 Waiver. Failure of any party to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or the continuance of any existing breach.

      13.9 Integration Clause; Oral Modification. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and all agreements entered into prior hereto are revoked and superseded by this Agreement, and no representations, warranties, inducements or oral agreements have been made by any of the parties except as expressly set forth herein, or in other contemporaneous written agreements. Specifically, it is agreed that this Agreement supersedes and replaces Sections 2, 3, 4, 5 and 6 of the First Agreement. This Agreement may not be changed, modified or rescinded except in writing, signed by all parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

      13.10 Captions. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing this Agreement.

      13.11 Governing Law. Except for all provisions regarding the Merger, which shall be governed by the laws of the State of Georgia, this Agreement shall be deemed to be made under, and shall be construed in accordance with and shall be governed by, the laws of the State of Florida.

      13.12 Mediation; Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall after the parties have met and conferred in good faith to resolve the problem or dispute, first be referred to mediation to be conducted by an independent mediator selected by mutual agreement, or in the absence of mutual agreement within fifteen (15) days after a party has requested mediation, then by a mediator appointed by the American Arbitration Association ("AAA") through its office located in St. Louis, Missouri. If any controversy or claim arising out of or related to this Agreement, or the breach thereof, cannot be resolved through good faith mediation, the parties agree that either party may submit the dispute to final and binding arbitration before a single arbitrator under the AAA Commercial Arbitration Rules to be held at the AAA office described above (or at any other place mutually acceptable to the parties so involved). Any dispute between the parties as to whether an issue is subject to arbitration shall be resolved by the arbitrator. The arbitrator shall have no authority to award punitive damages or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. The expenses of the arbitration shall be borne equally by the parties to the arbitration; provided that each party shall pay for and bear the cost of its own experts, evidence and counsel's fees unless the arbitrator determines otherwise. Judgment on the award rendered by the arbitrator may be entered into any court having jurisdiction thereof. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

      13.13 Indemnity. Each Party to this Agreement agrees to indemnify each other Party, and hold it harmless, for, from and against all claims, damages, costs and expenses (including reasonable attorney fees) attributable, directly or indirectly, to the breach by such indemnifying party of any obligation hereunder or the inaccuracy of any representation or warranty made by such indemnifying party herein or in any instrument delivered pursuant hereto or in connection with the transactions contemplated hereby.

      13.14 Interpretations. To the extent permitted by the context in which used, words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa, and (ii) references to "persons" or "parties" in this Agreement shall be deemed to refer to natural persons, partnerships, corporations, limited liability companies, associations, joint stock companies, trusts, joint ventures, unincorporated organizations, all other business entities, or governmental entities (or any department, agency, or political subdivision thereof).

      13.15 Specific Performance. In addition to such other remedies as may be available under applicable law, the parties acknowledge that the remedies of specific performance and/or injunctive relief shall be available and proper in the event any party fails or refuses to perform its duties hereunder.

      13.16 Exhibits. Any Exhibit attached hereto shall be deemed to have been incorporated herein by this reference, with the same force and effect as if fully set forth in the body hereof.

      13.17 No Broker or Finder. Each party hereto represents and warrants to the other parties that it has not employed any broker or finder in connection with the transactions contemplated by this Agreement and, further, that all negotiations relative to the subject matter of this Agreement have been carried on directly by such party, without the intervention of any other person, although each of the parties hereto has retained the services of financial advisors and attorneys, the fees of which will be paid by the retaining party.

      13.18 Waiver of Appraisal Rights. BY SIGNING BELOW, EACH TSI SHAREHOLDER HEREBY WAIVES ANY AND ALL APPRAISAL RIGHTS SUCH TSI SHAREHOLDER WOULD OTHERWISE HAVE UNDER THE GEORGIA BUSINESS CORPORATION CODE.

                               (signatures follow)

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      "TSI Shareholders"


                                      ----------------------------
                                      Michael F. Lawson


                                      ----------------------------
                                      Keith P. Vierela


                                      ----------------------------
                                      John M. Youngbeck


                                      ----------------------------
                                      Edward W. Pickett


                                      ----------------------------
                                      Harvey Frank Lively


                                      ----------------------------
                                      William C. Tinsley, II


                                      ----------------------------
                                      Dan McDonald


                                      ----------------------------
                                      Chuck McClure


                                      ----------------------------
                                      Mayo A. Hadden, III

                                      Axis Capital Partners, LLC


                                      By:_________________________

                                      Title:______________________

                                      Airship Partners, LLC


                                      By:_________________________

                                      Title:______________________

                                      Fontaine Enterprises, LLP


                                      By:_________________________

                                      Title:______________________


                                      "TSI"

                                      Techsphere Systems International, Inc.


                                      By:_________________________

                                      Title:______________________


                                      "Cyber"

                                      Cyber Defense Systems, Inc.


                                      By:_________________________
                                          William C. Robinson, CEO


                                      "Sub"

                                      Cyber Acquisition Sub, Inc.


                                      By:_________________________
                                          William C. Robinson, CEO

Exhibits:

1.4         Amended Certificate of Incorporation of TSI
1.5         Amended Bylaws of TSI
1.8         Definitions
2.4         Allocation of Shares of Cyber Stock Among TSI Shareholders
3.2(a)      List of all TSI Shareholders and their Share Ownership
11.3(d)     "Piggyback" Registration Rights

11.3(e) Transfer Restrictions Applicable to Cyber Stock Held by Active Shareholders

                                                                     Exhibit 1.4

                   AMENDED CERTIFICATE OF INCORPORATION OF TSI

                                                                     Exhibit 1.5

                              AMENDED BYLAWS OF TSI

                                                                     Exhibit 1.8

                                   DEFINITIONS

      The following terms, when used in this Agreement, shall have the meanings ascribed to them:

      "Agreement" means this Plan of Reorganization and Agreement of Merger, and all Exhibits.

      "Active Shareholders" has the meaning set forth in the preface to this Agreement.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "April 24 Agreement" has the meaning set forth in Section 11.1(b).

      "Asbestos Liabilities" shall mean any liabilities (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) arising from, relating to, or based on the presence or alleged presence of asbestos or asbestos-containing materials in any product or item designed, manufactured, sold, marketed, installed,  stored,  transported,  handled,  or  distributed  at  any  time,  or otherwise based on the presence or alleged presence of asbestos or asbestos-containing materials at any property or facility or in any structure, including without limitation, any liabilities arising from, relating to or based on any personal or bodily injury or illness.

      "Best efforts" has the meaning set forth in Section 11.3(h).

      "Closing" has the meaning set forth in Section 1.7.

      "Closing Date" has the meaning set forth in Section 1.7.

      "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss. 4980B and of any similar state law.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Consent Agreement" has the meaning set forth in the recitals to this Agreement.

      "Cyber" has the meaning set forth in the preface to this Agreement.

      "Cyber Class A Stock" has the meaning set forth in Section 2.1.

      "Cyber Class B Stock" has the meaning set forth in Section 2.1.

      "Cyber Stock" has the meaning set forth in Section 2.1.

      "Disclosure Schedule" has the meaning set forth in Article III.

      "Effective Time" has the meaning set forth in Section 1.2.

      "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA ss.3(3)) and any other material employee benefit plan, program or arrangement of any kind.

      "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

      "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

      "Environmental, Health, and Safety Requirements" means all federal, state, local, and foreign statutes, regulations, ordinances, and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, pollution, or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances, or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means each entity that is treated as a single employer with TSI for purposes of Code ss.414.

      "Existing Cyber Controlling Shareholders" means William C. Robinson, James Alman, Cherokee Raiders, L.P. and Proxity, Inc.

      "Fiduciary" has the meaning set forth in ERISA ss.3(21).

      "First Agreement" means the Agreement dated May 20, 2005, among Cyber, TSI, the Existing Controlling Cyber Shareholders, and the Active Shareholders, and all amendments thereto.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

      "Hadden/McClure/Fontaine Notes" means, collectively, (i) the Note Extension Agreement by TSI in favor of Mayo A. Hadden, dated July 7, 2004, in the original face amount of $250,000, (ii) the Secured Note by TSI in favor of Charles A. McClure, dated November 25, 2003, in the original face amount of $250,000, (iii) the Promissory Note by TSI in favor of Charles E. Fontaine, dated April 11, 2005, in the original face amount of $400,000 and having a maturity date of July 1, 2005, and (iv) the Promissory Note by TSI in favor of Charles E. Fontaine, dated April 11, 2005, in the original face amount of $400,000 and having a maturity date of December 31, 2005.

      "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

      "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all material advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

      "Knowledge" means actual knowledge after reasonable investigation.

      "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by TSI or any of its Subsidiaries.

      "Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which TSI or any of its Subsidiaries holds any Leased Real Property.

      "Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of TSI and its Subsidiaries, taken as a whole, or to the ability of any Party to consummate timely the transactions contemplated hereby.

      "Most Recent TSI Balance Sheet" has the meaning set forth in Section 3.5.

      "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Party" and "Parties" have the meanings set forth in the preface to this Agreement.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

      "Reportable Event" has the meaning set forth in ERISA ss.4043.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "SNC" has the meaning set forth in Section 11.3(a).

      "Sub" has the meaning set forth in the preface to this Agreement.

      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority the of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

      "Systems" has the meaning set forth in Section 3.25.

      "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Techsphere LLC" has the meaning set forth in Section 3.3(a).

      "TSI" has the meaning set forth in the preface to this Agreement.

      "TSI Shareholders" has the meaning set forth in the preface to this Agreement.

                                                                     Exhibit 2.4

                       ALLOCATION OF SHARES OF CYBER STOCK
                             AMONG TSI SHAREHOLDERS

                                            Class A Stock       Class B Stock
Name                             %       (23,076,923 Shares)  (245,455 Shares)
----                            ---      -------------------  ----------------

Michael F. Lawson             19.4500         4,488,461           47,741
Keith P. Vierela              15.6125         3,602,885           38,322
John M. Youngbeck             15.6125         3,602,885           38,322
Edward W. Pickett             15.6125         3,602,885           38,322
Harvey Frank Lively           15.6125         3,602,885           38,322
Axis Capital Partners, LLC.    4.0000           923,077            9,818
William C. Tinsley, II         1.5000           346,154            3,682
Dan McDonald                   2.5000           576,923            6,136
Chuck McClure                  1.0000           230,769            2,454
Mayo A. Hadden, III            1.0000           230,769            2,454
Airship Partners, LLC          2.0000           461,538            4,909
Fontaine Enterprises, LLP      6.1000         1,407,692           14,973

                           ----------        ----------       ----------
        TOTALS                    100%       23,076,923          245,455

                                                                  Exhibit 3.2(a)

                          LIST OF ALL TSI SHAREHOLDERS
                            AND THEIR SHARE OWNERSHIP

Name                            % Ownership      No. of Shares
----                            -----------      -------------

Michael F. Lawson                  19.4500         19,450.0
Keith P. Vierela                   15.6125         15,612.5
John M. Youngbeck                  15.6125         15,612.5
Edward W. Pickett                  15.6125         15,612.5
Harvey Frank Lively                15.6125         15,612.5
Axis Capital Partners, LLC.         4.0000          4,000.0
William C. Tinsley, II              1.5000          1,500.0
Dan McDonald                        2.5000          2,500.0
Chuck McClure                       1.0000          1,000.0
Mayo A. Hadden, III                 1.0000          1,000.0
Airship Partners, LLC               2.0000          2,000.0
Fontaine Enterprises, LLP           6.1000          6,100.0

                                 ---------        ---------
        TOTALS                         100%       100,000.0

                                                                 Exhibit 11.3(d)

                         "PIGGYBACK" REGISTRATION RIGHTS

      The following terms and conditions shall govern the registration rights granted the Active Shareholders of TSI pursuant to Section 11.3(d) of the Plan of Reorganization and Agreement of Merger.

      1. Certain Definitions. As used in this Exhibit 11.3(d) ("Exhibit"), the following capitalized terms shall have the meanings ascribed to them. All other capitalized terms used but not defined herein shall have the meanings ascribed to them in Exhibit 1.8.

      "Other Shareholders" shall mean holders of securities of Cyber who are entitled by contract with Cyber or who are permitted by Cyber to have securities included in a registration of Cyber's securities.

      "Register," "Registered" and "Registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

      "Registration Expenses" shall mean all expenses incurred by Cyber in compliance with this Exhibit, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Cyber, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Cyber, which shall be paid in any event by Cyber).

      "Registrable Securities" shall mean the shares of restricted Cyber Class A Stock issued to the Active Shareholders pursuant to the Merger and not theretofore sold to the public.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Active Shareholder and any blue sky fees and expenses excluded from the definition of "Registration Expenses."

      2. Company Registration.

            (a) Notice of Registration. If Cyber shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a SEC Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, Cyber will:

                  (i) Promptly give to each Active  Shareholder  written  notice thereof (which shall include a list of the jurisdictions in which Cyber intends to attempt to qualify such securities under the other state securities.

                  (ii) Include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Active Shareholder within twenty (20) days after receipt of the written notice from Cyber described in Section 2(a)(i) of this Exhibit, subject to any limitations on the number of shares as set forth in
            Section 2(b) of this Exhibit.

            (b) Underwriting. If the registration of which Cyber gives notice is for a registered public offering involving an underwriting, Cyber shall so advise the Active Shareholders as part of the written notice given pursuant to
Section 2(a)(i) of this Exhibit. In such event, the right of any Active Shareholder to registration pursuant to Section 2 of this Exhibit shall be conditioned upon such Active Shareholder's participation in such underwriting and the inclusion of such Active Shareholder's Registrable Securities in the underwriting to the extent provided herein. All Active Shareholders proposing to distribute their securities through such underwriting shall (together with Cyber, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by Cyber.

                  (i)  Notwithstanding  any other provision of this Section 2 of this Exhibit, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten. Cyber shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Active Shareholders, directors and officers and Other Shareholders shall be allocated among such Active Shareholders, directors and officers and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.

                  (ii) Each Active Shareholder agrees, if so reasonably required by the underwriter in a registration pursuant to this Section 2 of this Exhibit, not to effect any public sale or distribution of Registrable Securities or sales of such Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act, during the seven (7) days prior to and the 180 days after any firm commitment underwritten registration pursuant to this Section 2 of this Exhibit has become effective (except as part of such underwritten registration) or, if the managing underwriter advises Cyber that, in its opinion, no such public sale or distribution should be effected for a period of not more than 180 days after such underwritten registration in order to complete the sale and distribution of securities included in such registration and Cyber gives notice to such effect to such Active Shareholders of such advice, each Active Shareholder shall not effect any public sale or distribution of Registrable Securities or sales of such Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act during such period after such underwritten registration, except as part of such underwritten registration, whether or not such Active Shareholder participates in such registration.

                  (iii) If any Active  Shareholder  or any officer,  director or
            Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Cyber and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      3. Expenses of Registration. Cyber shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by Cyber pursuant to Section 2 of this Exhibit. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

      4. Registration Procedures. In case of each registration effected by Cyber pursuant to this Exhibit, Cyber will keep each Active Shareholder advised in writing as to the initiation of each registration and as to the completion thereof. Cyber will, at its expense:

            (a) Keep  such  registration  effective  for a period of 180 days or until the Active Shareholder or Active Shareholders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

            (b) Furnish such number of prospectuses and other documents incident thereto as a Active Shareholder from time to time may reasonably request; and

            (c) Use its best efforts to register or qualify the Registrable Securities under the securities laws or blue-sky laws of such jurisdictions as any Active Shareholder may request; provided, however, that Cyber shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which Cyber would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance, unless Cyber is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulation, thereunder.

      5. Indemnification.

            (a) Cyber, with respect to each registration, qualification and compliance effected pursuant to this Exhibit, will indemnify and hold harmless each Active Shareholder, each of its officers, directors, partners, and agents and each party controlling such Active Shareholder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Cyber of the Securities Act or any rule or regulation thereunder applicable to Cyber and relating to action or inaction required of Cyber in connection with any such registration, qualification or compliance, and will reimburse each such Active Shareholder, each of its officer, directors, partners, and agents, and each party controlling such Active Shareholder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that Cyber will not be able in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to Cyber by such Active Shareholder or underwriter, as the case may be, and stated to be specifically for use in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance.

            (b)  Each  Active   Shareholder  and  Other   Shareholder  will,  if
Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless Cyber, each of its directors and officers and each underwriter, if any, of Cyber's securities covered by such a registration statement, each party who controls Cyber or such underwriter, each other such Active Shareholder and other Shareholder and each of their respective officers, directors, partners, and agents, and each party controlling such Active Shareholder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Cyber and such Active Shareholders, Other Shareholders, directors, officers, partners, agents, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to Cyber by such Active Shareholder or Other Shareholder and stated to be specifically for use in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance; provided, however, that the obligations of such Active Shareholders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Active Shareholder or Other shareholder of securities sold as contemplated herein.

            (c) Each party entitled to indemnification under this Section 5 of this Exhibit (Indemnified Party) shall give notice to the party required to provide indemnification (Indemnifying Party) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 5 of this Exhibit. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall provide such information as may be reasonably requested by an Indemnifying Party in order to enable such Indemnifying Party to defend a claim as to which indemnity is sought.

      7. Information by Active Shareholder. Each Active Shareholder, and each Other Shareholder holding securities included in any registration, shall furnish to Cyber such information regarding such Active Shareholder or Other Shareholder as Cyber may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Exhibit.

      8. Transfer Restrictions Unaffected. Nothing in this Exhibit shall affect each Active Shareholder's obligation to comply with the transfer restrictions imposed pursuant to Section 11.3(e) of the Agreement.

                                                                  Exhibit11.3(d)

                       TRANSFER RESTRICTIONS APPLICABLE TO
                     CYBER STOCK HELD BY ACTIVE SHAREHOLDERS

      In connection with a Cyber financing, the Existing Cyber Controlling shareholders agreed to pledge their shares of Cyber Class A Stock for the benefit of the investors. In connection therewith they entered into a guarantee and stock pledge agreement and their shares were given to the investor to perfect such security interest. The investor will hold such shares until the notes are repaid or converted. Although the notes have a three year term it is anticipated that they will be converted prior to their maturity.

      The Active Shareholders will not be required to pledge their shares of Cyber Class Stock to secure payment of the investors' notes. However, the Active Shareholders do agree that they will not assign, transfer or hypothecate their shares of Cyber Stock until such lien on the shares of the Existing Cyber Controlling Shareholders has been released.

281017.10
9/21/2005 7:38 PM

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